UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah		84133
(Address of Principal Executive Office)		(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information contained in Item 8.01 is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On February 6, 2015, as a result of recent developments, including settlement discussions, relating to a private litigation matter, Zions Bancorporation (the “Company”) determined to increase its legal reserves. Under U.S. generally accepted accounting principles, an accrual is required to be booked as of December 31, 2014 which will reduce fourth quarter 2014 earnings by $0.03 per diluted common share (which will be reflected in its audited financial statements and Form 10-K) from the $0.36 diluted earnings per share reported by the Company in its January 26, 2015 earnings release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: February 10, 2015	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President, General Counsel and Secretary